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                                                                    EXHIBIT 10.8


                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment ("Amendment") is made and entered into as of the 2nd day of April, 1998, by and between Masimo Corporation, a Delaware corporation (the "Company") and Mohamed Diab (the "Executive"), and shall amend that certain Employment Agreement between the parties dated May 4,1996 (the "Masimo Agreement").

                                    RECITALS

      A. The Company intends to spin-off its non-vital signs monitoring applications (the "Spin-Off") through a stock dividend whereby the Company will form a new Delaware subsidiary corporation, Masimo Laboratories, Inc. ("Labs"), that will initially have outstanding one class of stock (the "Labs Common Stock") and no preferred stock, and will subsequently distribute the Labs Common Stock to the holders of all of the outstanding shares of the Company's
Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in each case on a share for share basis.

      B. The Company and Labs anticipate that Executive's services as Chief Technical Officer of the Company and of Labs will be necessary in order for each company to be successful. Labs is prepared to enter into an Employment Agreement with Executive (the "Labs Agreement") on substantially the same terms as the Masimo Agreement. The Company and Labs intend for Executive's total Base Salary (as defined in the Masimo Agreement) paid by the Company and Labs to approximate the Base Salary set forth in the Masimo Agreement, rather than double the Base Salary set forth in the Masimo Agreement.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

      1. Executive shall be permitted to accept employment from Labs and Executive shall devote substantially all of his full business and professional time and energy to the business affairs of the Company and Labs.

      2. All Base Salary provided by the Masimo Agreement shall be reduced by the Base Salary paid to Executive pursuant to the Labs Agreement.

      3. All other terms and conditions of the Masimo Agreement shall remain in effect.



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      IN WITNESS WHEREOF, the Company, at the direction of the Board, and the
Executive have caused this Amendment to be executed as of the day and year first above written.



                                      "Company"

                                      MASIMO CORPORATION

                                      By:  /s/ BRADLEY R. LANGDALE
                                         --------------------------------------
                                      Its:
                                          -------------------------------------
                                     "Executive"


                                     /s/  MOHAMED DIAB
                                     -------------------------------------------
                                          Mohamed Diab



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